Exhibit 99.1
Planet Fitness, Inc. Announces Fourth Quarter and Year-End 2018 Results
Fourth Quarter System-Wide Same Store Sales Increased 10.1%
230 New Planet Fitness Stores Opened System-Wide in 2018
Executed $300 Million Accelerated Share Repurchase in Fourth Quarter

Hampton, NH, February 26, 2019 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its fourth quarter ended December 31, 2018 and announced its full year 2019 outlook.
Fourth Quarter Fiscal 2018 Highlights

•	Total revenue increased from the prior year period by 30.1% to $174.4 million.

•	System-wide same store sales increased 10.1%.

•
Net income attributable to Planet Fitness, Inc. was $24.8 million, or $0.29 per diluted share, compared to a net loss attributable to Planet Fitness, Inc. of $3.5 million, or $(0.04) per diluted share in the prior year period, which included the net negative impact of approximately $17.2 million related to the remeasurement of the Company's deferred tax assets and tax benefit arrangements due to tax reform in 2017.

•
Net income was $28.8 million, compared to net income of $0.8 million in the prior year period which included the net negative impact of approximately $17.2 million related to the remeasurement of the Company's deferred tax assets and tax benefit arrangements due to tax reform in 2017.

•	Adjusted net income(1) increased 38.2% to $32.5 million, or $0.34 per diluted share, compared to $23.5 million, or $0.24 per diluted share in the prior year period.

•	Adjusted EBITDA(1) increased 21.6% to $62.3 million from $51.2 million in the prior year period.

•	98 new Planet Fitness stores were opened system-wide during the period, bringing system-wide total stores to 1,742 as of December 31, 2018.
Fiscal Year 2018 Highlights

•	Total revenue increased from the prior year by 33.3% to $572.9 million.

•	System-wide same store sales increased 10.2%.

•
Net income attributable to Planet Fitness, Inc. was $88.0 million, or $1.00 per diluted share, compared to $33.1 million, or $0.42 per diluted share in the prior year, which included the net negative impact of approximately $17.2 million related to the remeasurement of the Company's deferred tax assets and tax benefit arrangements due to tax reform in 2017.

•
Net income was $103.2 million, compared to $55.6 million in the prior year, which included the net negative impact of approximately $17.2 million related to the remeasurement of the Company's deferred tax assets and tax benefit arrangements due to tax reform in 2017.

•	Adjusted net income(1) increased 45.3% to $119.5 million, or $1.22 per diluted share, compared to $82.3 million, or $0.84 per diluted share in the prior year.

•	Adjusted EBITDA(1) increased 20.8% to $223.2 million from $184.7 million in the prior year.

•	230 new Planet Fitness stores were opened system-wide during the year, bringing system-wide total stores to 1,742 as of December 31, 2018.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.

“We concluded a very successful 2018 with strong fourth quarter results,” stated Chris Rondeau, Chief Executive Officer. “Fourth quarter system-wide same store sales increased 10.1%, marking our 48th consecutive quarter of positive same store sales growth and the third year in a row that fourth quarter same store sales grew double digits on a percentage basis. At the same time, we sold equipment into 104 new stores during the fourth quarter, bringing our full year count to a record 228. From our group of experienced franchisees who are eager to expand their footprints to increasingly favorable real estate trends, our growing national and local advertising budgets and our initiatives aimed at enhancing the member experience, we believe there are tremendous opportunities to build on our recent accomplishments. I am confident that we have the right franchisees in place to more than double our U.S. presence and attract more casual and first time gym users to our welcoming, non-intimidating fitness offering, and do it in a manner that generates increased value for our shareholders over the long-term.”

Operating Results for the Fourth Quarter Ended December 31, 2018
For the fourth quarter of 2018, total revenue increased $40.3 million or 30.1% to $174.4 million from $134.0 million in the prior year period. $9.2 million, or 6.9% of the increase, is national advertising fund revenue and is included in our franchise segment. We began reporting national advertising fund contributions as revenue and expenditures as expense in 2018 in connection with the adoption of the new U.S. GAAP revenue recognition standard. By segment:

•
Franchise segment revenue increased $16.6 million or 41.4% to $56.6 million from $40.0 million in the prior year period, which includes commission income and the above-mentioned $9.2 million of national advertising fund revenue;

•
Corporate-owned stores segment revenue increased $8.0 million or 28.4% to $36.2 million from $28.2 million in the prior year period, $6.1 million of which is from new corporate-owned stores opened or acquired since September 30, 2017; and

•
Equipment segment revenue increased $15.8 million or 24.0% to $81.6 million from $65.8 million in the prior year period, driven by an increase in replacement equipment sales to existing franchisee-owned stores.

System-wide same store sales increased 10.1%. By segment, franchisee-owned same store sales increased 10.1% and corporate-owned same store sales increased 9.0%.
For the fourth quarter of 2018, net income attributable to Planet Fitness, Inc. was $24.8 million, or $0.29 per diluted share, compared to a net loss attributable to Planet Fitness, Inc. of $3.5 million, or $(0.04) per diluted share in the prior year period. Net income was $28.8 million in the fourth quarter of 2018 compared to $0.8 million in the prior year period. Both 2017 amounts include the net negative impact of approximately $17.2 million related to the remeasurement of the Company's deferred tax assets and tax benefit arrangements due to tax reform. Adjusted net income increased 38.2% to $32.5 million, or $0.34 per diluted share, from $23.5 million, or $0.24 per diluted share, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.3% for the current year period and 39.5% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 21.6% to $62.3 million from $51.2 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $6.8 million or 21.1% to $38.8 million driven by royalties from new franchisee-owned stores opened since September 30, 2017, a higher average royalty rate and higher same store sales of 10.1%;

•
Corporate-owned stores segment EBITDA increased $3.3 million or 29.4% to $14.6 million driven primarily by additional stores opened and acquired since September 30, 2017, an increase in same store sales of 9.0% and higher annual fees; and

•	Equipment segment EBITDA increased by $4.1 million or 27.3% to $19.0 million driven by an increase in replacement equipment sales to existing franchisee-owned stores.
Operating Results for the Fiscal Year Ended December 31, 2018
For the fiscal year ended December 31, 2018, total revenue increased $143.0 million or 33.3% to $572.9 million from $429.9 million in the prior year. $42.2, or 9.8% of the increase, is national advertising fund revenue and is included in our franchise segment. We began reporting national advertising fund contributions as revenue and expenditures as expense in 2018 in connection with the adoption of the new U.S. GAAP revenue recognition standard. By segment:

•
Franchise segment revenue increased $74.0 million or 49.3% to $224.1 million from $150.2 million in the prior year, which includes commission income and the above-mentioned $42.2 million of national advertising fund revenue;

•
Corporate-owned stores segment revenue increased $26.5 million or 23.6% to $138.6 million from $112.1 million in the prior year, $18.5 million of which is from new corporate-owned stores opened or acquired since January 1, 2017; and

•
Equipment segment revenue increased $42.5 million or 25.3% to $210.2 million from $167.7 million in the prior year, driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

System-wide same store sales increased 10.2%. By segment, franchisee-owned same store sales increased 10.4% and corporate-owned same store sales increased 6.5%.

For the fiscal year 2018, net income attributable to Planet Fitness, Inc. was $88.0 million, or $1.00 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $33.1 million, or $0.42 per diluted share, in the prior year. Net income was $103.2 million in 2018 compared to $55.6 million in the prior year. Both 2017 amounts include the net negative impact of approximately $17.2 million related to the remeasurement of the Company's deferred tax assets and tax benefit arrangements due to tax reform. Adjusted net income increased 45.3% to $119.5 million, or $1.22 per diluted share, from $82.3 million, or $0.84 per diluted share in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.3% for the current year period and 39.5% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 20.8% to $223.2 million from $184.7 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $26.1 million or 20.6% to $152.6 million driven by royalties from new franchisee-owned stores opened since January 1, 2017, a higher average royalty rate and higher same store sales of 10.4%;

•
Corporate-owned stores segment EBITDA increased $9.8 million or 21.0% to $56.7 million driven primarily by additional stores opened and acquired since January 1, 2017, an increase in same store sales of 6.5% and higher annual fees; and

•
Equipment segment EBITDA increased by $9.1 million or 23.5% to $47.6 million driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

Share Repurchase Program
On November 13, 2018, the Company entered into a $300 million accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (“the Bank”). Pursuant to the terms of the ASR Agreement, on November 14, 2018, the Company paid the Bank $300 million in cash and received 4,607,410 shares of the Company’s Class A common stock. At final settlement, the Bank may be required to deliver additional shares to the Company, or, under certain circumstances, the Company may be required to deliver shares of its Class A common stock or may elect to make a cash payment to the Bank, based generally on the average of the daily volume-weighted average prices of the Company’s Class A common stock during the term of the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by the Bank and various acknowledgments, representations and warranties made by the parties to one another. Final settlement of the ASR Agreement is expected to be completed during the second quarter of 2019, although the settlement may be accelerated at the Bank's option.
2019 Outlook
For the year ending December 31, 2019, the Company expects:

•	Total revenue increase of approximately 15% as compared to the year ended December 31, 2018;

•	System-wide same store sales in the high single digits;

•	Adjusted net income to increase approximately 18% as compared to the year ended December 31, 2018; and

•	Adjusted net income per diluted share to increase approximately 25% as compared to the year ended December 31, 2018.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2018. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2018.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on February 26, 2019 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2018, Planet Fitness had more than 12.5 million members and 1,742 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama and Mexico. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Julia Young, ICR
julia.young@icrinc.com
646-277-1280

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2019 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future; our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2017 and, once available, the Company's annual report on Form 10-K for the year ended December 31, 2018, as well as the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2018	2017	2018	2017
Revenue:
Franchise	$45,739	$37,498	$175,314	$131,983
Commission income	1,620	2,504	6,632	18,172
National advertising fund revenue	9,197	—	42,194	—
Corporate-owned stores	36,234	28,228	138,599	112,114
Equipment	81,570	65,798	210,159	167,673
Total revenue	174,360	134,028	572,898	429,942
Operating costs and expenses:
Cost of revenue	62,532	50,871	162,646	129,266
Store operations	19,851	15,318	75,005	60,657
Selling, general and administrative	20,380	17,710	72,446	60,369
National advertising fund expense	9,622	—	42,619	—
Depreciation and amortization	9,313	7,779	35,260	31,761
Other loss (gain)	(80)	73	878	353
Total operating costs and expenses	121,618	91,751	388,854	282,406
Income from operations	52,742	42,277	184,044	147,536
Other expense, net:
Interest income	2,201	30	4,681	54
Interest expense	(15,021)	(8,602)	(50,746)	(35,337)
Other income (expense)	(5,837)	316,771	(6,175)	316,928
Total other expense, net	(18,657)	308,199	(52,240)	281,645
Income before income taxes	34,085	350,476	131,804	429,181
Provision for income taxes	5,307	349,647	28,642	373,580
Net income	28,778	829	103,162	55,601
Less net income attributable to non-controlling interests	3,983	4,282	15,141	22,455
Net income (loss) attributable to Planet Fitness, Inc.	$24,795	$(3,453)	$88,021	$33,146
Net income (loss) per share of Class A common stock:
Basic	$0.29	$(0.04)	$1.01	$0.42
Diluted	$0.29	$(0.04)	$1.00	$0.42
Weighted-average shares of Class A common stock outstanding:
Basic	85,774	86,386	87,235	78,910
Diluted	86,302	86,386	87,675	78,972

Planet Fitness, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$289,431	$113,080
Restricted cash	30,708	—
Accounts receivable, net of allowance for bad debts of $84 and $32 at December 31, 2018 and 2017, respectively	38,960	37,272
Due from related parties	—	3,020
Inventory	5,122	2,692
Restricted assets – national advertising fund	—	499
Prepaid expenses	4,947	3,929
Other receivables	12,548	9,562
Income tax receivable	6,824	6,947
Total current assets	388,540	177,001
Property and equipment, net of accumulated depreciation of $53,086, as of December 31, 2018 and $36,228 as of December 31, 2017	114,367	83,327
Intangible assets, net	234,330	235,657
Goodwill	199,513	176,981
Deferred income taxes	414,841	407,782
Other assets, net	1,825	11,717
Total assets	$1,353,416	$1,092,465
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$12,000	$7,185
Accounts payable	30,428	28,648
Accrued expenses	32,384	18,590
Equipment deposits	7,908	6,498
Restricted liabilities – national advertising fund	—	490
Deferred revenue, current	23,488	19,083
Payable pursuant to tax benefit arrangements, current	24,765	31,062
Other current liabilities	430	474
Total current liabilities	131,403	112,030
Long-term debt, net of current maturities	1,160,127	696,576
Deferred rent, net of current portion	10,083	6,127
Deferred revenue, net of current portion	26,374	8,440
Deferred tax liabilities	2,303	1,629
Payable pursuant to tax benefit arrangements, net of current portion	404,468	400,298
Other liabilities	1,447	4,302
Total noncurrent liabilities	1,604,802	1,117,372
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 83,584 and 87,188 shares issued and outstanding as of December 31, 2018 and 2017, respectively	9	9
Class B common stock, $.0001 par value - 100,000 shares authorized, 9,448 and 11,193 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1	1
Accumulated other comprehensive income (loss)	94	(648)
Additional paid in capital	19,732	12,118
Accumulated deficit	(394,410)	(130,966)
Total stockholders' deficit attributable to Planet Fitness Inc.	(374,574)	(119,486)
Non-controlling interests	(8,215)	(17,451)
Total stockholders' deficit	(382,789)	(136,937)
Total liabilities and stockholders' deficit	$1,353,416	$1,092,465

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$103,162	$55,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,260	31,761
Amortization of deferred financing costs	3,400	1,935
Amortization of favorable leases and asset retirement obligations	375	334
Amortization of interest rate caps	1,170	1,755
Deferred tax expense	23,933	372,422
Loss (gain) on re-measurement of tax benefit arrangement	4,765	(317,354)
Provision for bad debts	19	(19)
Loss (gain) on disposal of property and equipment	462	(159)
Loss on extinguishment of debt	4,570	79
Third party debt refinancing expense	—	1,021
Loss on reacquired franchise rights	360	—
Equity-based compensation	5,479	2,531
Changes in operating assets and liabilities:
Accounts receivable	(1,923)	(10,481)
Due from related parties	3,598	(604)
Inventory	(2,430)	(890)
Other assets and other current assets	5,778	(2,981)
Accounts payable and accrued expenses	14,506	4,210
Other liabilities and other current liabilities	(2,835)	(470)
Income taxes	194	(3,027)
Payments pursuant to tax benefit arrangements	(30,493)	(11,446)
Equipment deposits	1,410	4,328
Deferred revenue	9,640	1,276
Deferred rent	3,999	1,199
Net cash provided by operating activities	184,399	131,021
Cash flows from investing activities:
Additions to property and equipment	(40,860)	(37,722)
Acquisitions of franchises	(45,752)	—
Proceeds from sale of property and equipment	196	680
Net cash used in investing activities	(86,416)	(37,042)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,200,000	—
Proceeds from issuance of Class A common stock	1,209	480
Principal payments on capital lease obligations	(47)	(22)
Repayment of long-term debt	(712,469)	(7,185)
Payment of deferred financing and other debt-related costs	(27,133)	(1,278)
Premiums paid for interest rate caps	—	(366)
Repurchase and retirement of Class A common stock	(342,383)	—
Dividend equivalent paid to members of Pla-Fit Holdings	(957)	(1,974)
Distributions to members of Pla-Fit Holdings	(8,300)	(11,358)
Net cash used in financing activities	109,920	(21,703)
Effects of exchange rate changes on cash and cash equivalents	(844)	411
Net increase in cash, cash equivalents and restricted cash	207,059	72,687
Cash, cash equivalents and restricted cash, beginning of period	113,080	40,393
Cash, cash equivalents and restricted cash, end of period	$320,139	$113,080
Supplemental cash flow information:
Net cash paid for income taxes	$5,016	$3,722
Cash paid for interest	$38,624	$31,418
Non-cash investing activities:
Non-cash additions to property and equipment	$5,451	$861

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA, which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
(in thousands)
Net income	$28,778	$829	$103,162	$55,601
Interest income	(2,201)	(30)	(4,681)	(54)
Interest expense(1)	15,021	8,602	50,746	35,337
Provision for income taxes(2)	5,307	349,647	28,642	373,580
Depreciation and amortization	9,313	7,779	35,260	31,761
EBITDA	$56,218	$366,827	$213,129	$496,225
Purchase accounting adjustments-revenue(3)	78	416	1,019	1,532
Purchase accounting adjustments-rent(4)	184	164	732	725
Loss on reacquired franchise rights(5)	—	—	360	—
Transaction fees(6)	17	9	307	1,030
Stock offering-related costs(7)	—	—	—	977
Severance costs(8)	—	—	352	—
Pre-opening costs(9)	608	596	1,461	1,017
Early lease termination costs(10)	—	—	—	719
Equipment discount(11)	—	—	—	(107)
Indemnification receivable(12)	342	—	342	—
Tax benefit arrangement remeasurement(13)	4,765	(316,813)	4,765	(317,354)
Other(14)	48	—	733	(32)
Adjusted EBITDA	$62,260	$51,199	$223,200	$184,732

(1)	Includes $4.6 million of loss on extinguishment of debt in the year ended December 31, 2018.

(2)	Includes $334.0 million in the three months and year ended December 31, 2017 related to the remeasurement of our deferred tax assets pursuant to the 2017 Tax Act.

(3)
Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(4)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.1 million, $0.4 million and $0.4 million in the three months ended December 31, 2018 and 2017 and the years ended December 31, 2018 and 2017, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million, $0.1 million, $0.4 million and $0.3 million in the three months ended December 31, 2018 and 2017 and the years ended December 31, 2018 and 2017, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(5)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018 and our acquisition of four franchisee-owned stores on August 10, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(6)	Represents transaction fees and expenses that could not be capitalized related to the issuance of the Series 2018-1 Senior Notes in 2018 and the amendment of our previous credit facilities in 2017.

(7)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.

(8)	Represents severance expense recorded in connection with an equity award modification.

(9)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(10)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.

(11)
Represents a gain recorded in connection with the write-off of a previously accrued deferred equipment discount that can no longer be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(12)
Represents a receivable recorded in connection with a contractual obligation of the Company’s co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(13)
Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. In the three months and year ended December 31, 2017, this amount includes expense of $316.8 million related to the remeasurement of the Company’s tax benefit arrangement liabilities pursuant to the 2017 Tax Act.

(14)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the year ended December 31, 2018 this amount includes expense of $0.6 million related to the write off of certain assets that were being tested for potential use across the system.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended December 31,		Year ended December 31,
(in thousands)	2018	2017	2018	2017
Segment EBITDA
Franchise	$38,778	$32,015	$152,571	$126,459
Corporate-owned stores	14,589	11,276	56,704	46,855
Equipment	19,028	14,952	47,607	38,539
Corporate and other	(16,177)	308,584	(43,753)	284,372
Total Segment EBITDA(1)	$56,218	$366,827	$213,129	$496,225
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net income	$28,778	$829	$103,162	$55,601
Provision for income taxes, as reported(1)	5,307	349,647	28,642	373,580
Purchase accounting adjustments-revenue(2)	78	416	1,019	1,532
Purchase accounting adjustments-rent(3)	184	164	732	725
Loss on reacquired franchise rights(4)	—	—	360	—
Transaction fees(5)	17	9	307	1,030
Loss on extinguishment of debt(6)	—	—	4,570	—
Stock offering-related costs(7)	—	—	—	977
Severance costs(8)	—	—	352	—
Pre-opening costs(9)	608	596	1,461	1,017
Early lease termination costs(10)	—	—	—	1,143
Equipment discount(11)	—	—	—	(107)
Indemnification receivable(12)	342	—	342	—
Tax benefit arrangement remeasurement(13)	4,765	(316,813)	4,765	(317,354)
Other(14)	48	—	733	(32)
Purchase accounting amortization(15)	3,940	4,009	15,716	17,876
Adjusted income before income taxes	$44,067	$38,857	$162,161	$135,988
Adjusted income taxes(16)	11,590	15,349	42,648	53,715
Adjusted net income	$32,477	$23,508	$119,513	$82,273

Adjusted net income per share, diluted	$0.34	$0.24	$1.22	$0.84

Adjusted weighted-average shares outstanding(17)	95,758	98,570	97,950	98,455

(1)	Includes $334.0 million in the three months and year ended December 31, 2017 related to the remeasurement of our deferred tax assets pursuant to the 2017 Tax Act.

(2)
Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(3)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $0.1 million, $0.1 million, $0.4 million and $0.4 million in the three months ended December 31, 2018 and 2017 and the years ended December 31, 2018 and 2017, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $0.1 million, $0.1 million, $0.4 million and $0.3 million in the three months ended December 31, 2018 and 2017 and the years ended December 31, 2018 and 2017, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(4)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018 and our acquisition of four franchisee-owned stores on August 10, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(5)	Represents transaction fees and expenses that could not be capitalized related to the issuance of the Series 2018-1 Senior Notes in 2018 and the amendment of our previous credit facilities in 2017.

(6)	Represents a loss on extinguishment of debt related to the write-off of deferred financing costs associated with the Term Loan B which the Company repaid in August 2018.

(7)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.

(8)	Represents severance expense recorded in connection with an equity award modification.

(9)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(10)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.

(11)
Represents a gain recorded in connection with the write-off of a previously accrued deferred equipment discount that can no longer be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(12)
Represents a receivable recorded in connection with a contractual obligation of the Company’s co-founders to indemnify the Company with respect to pre-IPO tax liabilities pursuant to the 2012 Acquisition.

(13)
Represents gains and losses related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. In the three months and year ended December 31, 2017, includes expense of $316.8 million related to the remeasurement of the Company’s tax benefit arrangement liabilities pursuant to the 2017 Tax Act.

(14)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the year ended December 31, 2018 this amount includes expense of $0.6 million related to the write-off of certain assets that were being tested for potential use across the system.

(15)
Includes $3.1 million, $3.5 million, $12.4 million and $15.7 million of amortization of intangible assets, other than favorable leases, for the three months ended December 31, 2018 and 2017 and the years ended December 31, 2018 and 2017, respectively recorded in connection with the 2012 Acquisition, and $0.8 million, $0.5 million, $3.3 million and $2.1 million of amortization of intangible assets for the three months ended December 31, 2018 and 2017 and the years ended December 31, 2018 and 2017, respectively, created in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

(16)
Represents corporate income taxes at an assumed effective tax rate of 26.3% for the three months and year ended December 31, 2018 and 39.5% for the three months and year ended December 31, 2017, applied to adjusted income before income taxes.

(17)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three months and years ended December 31, 2018 and 2017:

	For the three months ended December 31, 2018			For the three months ended December 31, 2017
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$24,795	86,302	$0.29	$(3,453)	86,583	$(0.04)
Assumed exchange of shares(2)	3,983	9,456		4,282	11,987
Net Income	28,778			829
Adjustments to arrive at adjusted income before income taxes(3)	15,289			38,028
Adjusted income before income taxes	44,067			38,857
Adjusted income taxes(4)	11,590			15,349
Adjusted Net Income	$32,477	95,758	$0.34	$23,508	98,570	$0.24

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and share of Class B common stock for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the three months ended December 31, 2018 and 2017, respectively, applied to adjusted income before income taxes.

	Year Ended December 31, 2018			Year Ended December 31, 2017
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$88,021	87,675	$1.00	$33,146	78,972	$0.42
Assumed exchange of shares(2)	15,141	10,275		22,455	19,483
Net Income	103,162			55,601
Adjustments to arrive at adjusted income before income taxes(3)	58,999			80,387
Adjusted income before income taxes	162,161			135,988
Adjusted income taxes(4)	42,648			53,715
Adjusted Net Income	$119,513	97,950	$1.22	$82,273	98,455	$0.84

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and shares of Class B common stock for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)	Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the years ended December 31, 2018 and 2017, respectively, applied to adjusted income before income taxes.